UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2026

SHARONAI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43129	41-2349750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500,

New York, NY 10151

(Address of principal executive offices, including zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Common Stock, $0.0001 par value	SHAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained below in Item 5.02 related to the Director Appointment Letter (as defined below) is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2026, the Board of Directors (“the Board”) of SharonAI Holdings Inc. (the “Company”), appointed Mr. Benjamin (Ben) Adams to serve as a member of the Board, effective upon his countersigning the Director Appointment Letter (defined below), to fill a vacancy on the Board of Directors.

Mr. Adams was elected as a Class I director and will serve on the Board until the Company’s 2026 annual meeting of stockholders at which time he will stand for election alongside the Company’s other Class I directors. The Board expects to appoint Mr. Adams to serve as a member of the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee.

Mr. Adams is a public company general counsel, board and CEO adviser and global regulatory leader. He currently serves as the Executive Vice President, Chief Legal Officer and Corporate Secretary of The Western Union Company (NYSE: WU) where he advises its board of directors and board committees on corporate governance, fiduciary duties, SEC disclosure, executive compensation and enterprise risk while also leading Western Union’s global legal, regulatory, public policy, ethics and compliance, Intellectual Property and privacy functions. Mr. Adams previously served as the Vice President, Legal at PayPal Inc. (NASDAQ: PYPL), as Assistant General Counsel, Head of Legal Global Consumer Group at Microsoft Corporation (NASDAQ: MSFT), and as Head of Legal, Americas Region at Nokia Corporation (NYSE: NOK). Prior to going in-house, Mr. Adams was an attorney the law firm of Gibson, Dunn & Crutcher LLP.

There is no arrangement or understanding with any person pursuant to which Mr. Adams was appointed as a member of the Board. There are no transactions or relationships between the Company and Mr. Adams that are reportable under Item 404(a) of Regulation S-K. In connection with Mr. Adams’ appointment to the Board, Mr. Adams entered into a Director Appointment Letter dated February 22, 2026, with the Company (the “Director Appointment Letter”). Pursuant to the Director Appointment Letter, Mr. Adams will receive: (a) a grant of 10,973 restricted stock units under the Company’s 2025 Omnibus Equity Incentive Plan, which vest on the first anniversary of the date of grant; and (b) annual cash compensation of $25,000.

The description of the Director Appointment Letter is only a summary and is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Appointment Letter by and between Benjamin Adams and SharonAI Holdings Inc. dated February 22, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS, INC.

	By:	/s/ James Manning
	Name:	James Manning
	Title:	Chief Executive Officer

Date: February 24, 2026